COPsync, Inc. Reports Removal of “Going Concern” Paragraph in Audit Opinion

CANYON LAKE, Texas, October 20, 2009 -- COPsync, Inc. (OTCBB: COYN - News), a software technology provider to law enforcement and emergency service professionals, announced today that following the previously announced equity financing, in which the Company received gross proceeds of $1.5 million, its independent auditors have updated their report relating to the Company’s financial statements for the fiscal year ended December 31, 2008 to remove the explanatory paragraph with respect to the Company’s ability to continue as a going concern.  The Company filed its updated audited financial statements for the fiscal year ended December 31, 2008 along with the updated report of independent public accounting firm with the Securities and Exchange Commission with a current report on Form 8-K filed on October 20, 2009

About COPsync, Inc.

COPsync Inc. (OTCBB:COYN - News) is positioned to become one of the fastest growing software technology providers to law enforcement and emergency service professionals worldwide. COPsync, Inc. is the only Law Enforcement software provider to provide full data collection and information sharing capabilities to all subscribing agencies in real-time at the point of incident directly to the patrol officer. For more information please visit www.COPsync.com.

Forward-Looking Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with the effect of changing economic conditions, product market trends, variations in the company's cash flow, market acceptance risks, technical development risks, seasonality and other risk factors detailed in the company's Securities and Exchange Commission filings. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

ZA Consulting Inc.

David Zazoff

Public and Investor Relations

212-505-5976